                            SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                             AVANIR PHARMACEUTICALS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 (AVANIR LOGO)
                     11388 SORRENTO VALLEY ROAD, SUITE 200
                          SAN DIEGO, CALIFORNIA 92121
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON THURSDAY, MARCH 15, 2001
                            ------------------------

     We will hold our annual meeting of shareholders at our offices located at 11388 Sorrento Valley Road, Suite 200, San Diego, California 92121 on Thursday, March 15, 2001, at 9:00 a.m. local time for the following purposes:

     1. To approve an amendment to our bylaws to reduce the number of classes of directors from three to two.

     2. To elect directors as follows: (a) if proposal one is approved, then three directors to serve a two-year term and three directors to serve an initial one-year term; or (b) if proposal one is not approved, then three directors to serve a three-year term.

     3. To ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending September 30, 2001.

     4. To transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only shareholders of record at the close of business on January 17, 2001 will be entitled to notice of and to vote at the meeting or any adjournment of the meeting. We cordially invite each of our shareholders to be present and vote at the meeting in person.

                                          By Order of the Board of Directors,

                                          /s/ Gregory P. Hanson
                                          GREGORY P. HANSON
                                          Secretary

San Diego, California
January 26, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. A MAJORITY OF THE SHARES MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM. IF YOU PLAN TO ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU SEND IN YOUR PROXY CARD NOW.

                             AVANIR PHARMACEUTICALS
                     11388 SORRENTO VALLEY ROAD, SUITE 200
                          SAN DIEGO, CALIFORNIA 92121
                            ------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 15, 2001
                            ------------------------

                              GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Avanir Pharmaceuticals (the "Company") for use at the Company's 2001 annual meeting of shareholders to be held on Thursday, March 15, 2001 at 9:00 a.m. local time. The meeting will be held at our offices located at 11388 Sorrento Valley Road, Suite 200, San Diego, California 92121. We expect to mail this proxy statement and the accompanying form of proxy to our shareholders on or about January 26, 2001.

     In order for a proxy to be effective, it must be properly executed and received prior to the close of voting at the annual meeting or any adjournment or postponement of the meeting. Each proxy properly tendered will, unless otherwise directed by the shareholder, be voted as follows:

     - FOR an amendment to Article 3.3 of the Company's Amended and Restated Bylaws, to reduce the number of classes of directors from three to two, and to reduce the term of each director from three years to two years;

     - FOR the election of the Company's director nominees as follows: (a) if proposal one is approved, then three directors to serve a two-year term and three directors to serve an initial one-year term; or (b) if proposal one is not approved, then three directors to serve a three-year term;

     - FOR ratification of the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending September 30, 2001; and

     - at the discretion of the proxy holder(s) with regard to all other matters that may properly come before the meeting.

     A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A shareholder may revoke a proxy by filing with our corporate secretary an instrument revoking it or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and votes in person. In order for any shareholder to nominate a candidate or to submit a proposal for consideration at the meeting, he or she must provide our corporate secretary with not less than 60 days' advance written notice in the form required by our bylaws.

     We will provide copies of solicitation material to brokerage houses, fiduciaries and custodians holding shares in their names which are beneficially owned by others ("record holders") to forward to these beneficial owners. We will reimburse these persons for their cost of forwarding the solicitation material to these beneficial owners. We may also solicit proxies by telephone, telegram, facsimile, or personal solicitation by our directors, officers or employees. We will not pay additional compensation for any of these services. In addition, we may retain a proxy solicitation firm or other third party to deliver proxy materials to record holders for distribution by them to their principals and to assist us in collecting or soliciting proxies from these holders. We do not expect that the costs of these services, exclusive of out-of-pocket costs, will exceed $10,000.

                      SHARES OUTSTANDING AND VOTING RIGHTS


     Only holders of record of our Class A Common Stock and Class B Common Stock as of the close of business on January 17, 2001 (the "record date") are entitled to notice of and to vote at the annual meeting. On the record date, 57,257,092 shares of our Class A Common Stock and 49,000 shares of our Class B Common Stock were issued and outstanding. Each share of our Class A Common Stock is entitled to one vote and each share of our Class B Common Stock is entitled to five votes on all matters to be voted upon at the annual meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares will constitute a quorum for the transaction of business at the annual meeting and any continuation or adjournment of the meeting. Broker non-votes, or shares held by a broker or nominee that are represented at the annual meeting, but with respect to which the broker or nominee is not empowered to vote on a particular purpose, will be counted only in determining whether a quorum is present at the annual meeting.


     Your execution of the enclosed proxy will not affect your right as a shareholder to attend the annual meeting and to vote in person. Any shareholder giving a proxy has a right to revoke it at any time by either:

     - a later-dated proxy;

     - a written revocation received by our corporate secretary prior to the meeting; or

     - attendance at the meeting and voting in person.

                                  PROPOSAL ONE

                              AMENDMENT TO BYLAWS
              TO REDUCE THE CLASSES OF DIRECTORS FROM THREE TO TWO
                           (ITEM 1 ON THE PROXY CARD)

     The size of the Board of Directors has decreased due to the death of one director and the decision by another to not stand for reelection. Our bylaws currently provide that our Board of Directors be divided into three classes of directors, each serving three-year terms. Under the California Corporations Code, companies with three classes of directors must have three seats in each class. In light of the recent decrease in the size of our board and the requirements of the California Corporations Code, the Board of Directors has approved an amendment to our bylaws decreasing the total size of the board and reducing the number of classes from three to two. If this amendment is approved by the shareholders, the board will consist of two classes of directors, each class initially containing three seats. Directors will each serve two-year terms. Class I directors will serve initially until the 2002 annual meeting of shareholders while Class II directors will serve until the 2003 annual meeting of shareholders. Proposal Two sets forth the names of each of the directors who will serve initially in the two new classes if this proposal is approved.

     As the number of directors on our board increases or decreases, the Company intends to adjust the number of directors in each class to remain as nearly equal as reasonably possible, with any overage allocated in the discretion of the Board. Vacancies may be filled by our Board of Directors and directors appointed to any such vacancies will serve the remainder of the term for that class.

     If our shareholders approve this Proposal One, then Article III, Section
3.3 of the bylaws of the Company will be amended and restated in its entirety to read as follows:

     3.3  Election, Term of Office.

     The directors shall be divided into two classes, designated Class I and Class II as nearly equal in number as reasonably possible, with any overage allocated in the discretion of the Board of Directors. The initial term of office of the Class I directors will expire at the 2002 annual meeting of shareholders. The initial term of office of the Class II directors will expire at the 2003 annual meeting of shareholders. At the 2002 annual meeting of shareholders, and at each annual meeting of shareholders thereafter, directors shall be elected to succeed directors of the class whose terms expire for a term of office to expire at the second succeeding annual meeting after their election. All directors, including directors elected to fill vacancies, shall hold office until the expiration of the term for which elected and until their successors are elected and qualified, except in the case of death, resignation or removal of any director.

VOTE REQUIRED

     Proposal One must be approved by the vote of a majority of the outstanding shares. Any shares not voted, whether by abstention, broker non-votes or otherwise, will have the effect of voting against this proposal.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL ONE.

                                  PROPOSAL TWO

                             ELECTION OF DIRECTORS
                           (ITEM 2 ON THE PROXY CARD)

     As indicated in Proposal One, the bylaws of the Company currently provide that the Board of Directors be divided into three classes as nearly equal in number as reasonably possible with any overage allocated in the discretion of the Board. Currently, the Class I directors are Messrs. George and Glavin (whose terms expire at the annual meeting of shareholders in 2002), the Class II director is Mr. Hennessy (whose term expires at the annual meeting of shareholders in 2003), and the Class III directors are Mr. Olson, Dr. Yakatan, and Dr. Carlo (whose terms expire at the annual meeting of shareholders in 2001). In accordance with the bylaws, the Board of Directors has fixed the current number of directors (which may vary between five and nine) at six.

     If the shareholders approve Proposal One, then three directors will be elected to Class I and three directors will be elected to Class II at the annual meeting. Nominees for Classes I and II are listed below in subpart (a). Class I directors elected at the annual meeting will hold office until the 2002 annual meeting of shareholders, and Class II directors elected at the annual meeting will hold office until the 2003 annual meeting of shareholders, and until their successors are elected and qualified, unless he/she resigns or his/her seat on the Board of Directors becomes vacant due to death, removal or other cause in accordance with the bylaws of the Company.

     If the shareholders do not approve Proposal One, then three directors will be elected to Class III under our currently existing three-class board structure. Nominees for Class III are listed below in subpart (b). Class III directors elected at the annual meeting will hold office until the 2004 annual meeting of shareholders and until their successors are elected and qualified, unless he/she resigns or his/her seat on the Board of Directors becomes vacant due to death, removal, or other cause in accordance with the bylaws of the Company.

     All nominees have indicated the willingness and ability to serve if elected. If any nominee becomes unable or unwilling to serve, then proxies will be voted for the election of the other nominee(s) who may be recommended by the Board of Directors.

PROPOSAL 2(a) NOMINEES FOR ELECTION TO CLASS I AND CLASS II IF PROPOSAL ONE IS APPROVED.

                                CLASS I NOMINEES

     The following table sets forth the name, age and principal occupations for the persons indicated and other directorships of the nominees to Class I of the Board of Directors.

                                                                          CURRENT
                         NAME, AGE,                           DIRECTOR     TERM
           BUSINESS EXPERIENCE AND DIRECTORSHIPS               SINCE       ENDS*
           -------------------------------------              --------    -------
Michael W. George, age 52...................................    1998       2002
Mr. George has served as the President and Chief Executive
Officer at UroCor, Inc., a biotechnology company, since
November 1999 and has been a member of the Board of
Directors since August 1998. From August 1998 to November
1999 he was President and Chief Operating Officer. From
December 1996 to August 1998, Mr. George served in the
following positions at DuPont Merck: Executive Vice
President, Administration, Member of the Operating Group,
and Senior Vice President, Cardiovasculars (June 1997 to
August 1998). Prior to that, Mr. George served in the
following positions at DuPont: President, International &
Europe (January 1994 to December 1996); President, North
America (January 1992 to December 1993); Vice President,
Sales and Marketing (January 1991 to December 1991) and
Director, Worldwide Marketing (August 1989 to December
1990).
James B. Glavin, age 65.....................................    1999       2002
Since September 1994, Mr. Glavin has served as Chairman of
the Board of Directors of Immune Response Corporation. From
April 1987 to September 1997, Mr. Glavin served in the
following positions at Immune Response Corporation: Chief
Executive Officer (April 1987 to September 1994), President
(October 1987 to September 1994), and Treasurer (April 1987
to May 1991). From September 1985 to May 1990, Mr. Glavin
served as Chairman of the Board of Directors of Smith
Laboratories, Inc. ("Smith Labs"), a Medical products
company, and, from September 1985 to August 1989, served as
Acting President and Chief Executive Officer of Smith Labs.
Mr. Glavin also currently serves as a director of Inhale
Therapeutic Systems, Inc. and the Meridian Fund.
Edward L. Hennessy, Jr., age 72.............................    1998       2003
Mr. Hennessy is currently retired. From 1979 to 1991, Mr.
Hennessy served as Chairman and Chief Executive Officer of
Allied-Signal, Inc. Mr. Hennessy currently serves as a
director of The Wackenhut Corporation.

---------------
* Expiration of term is based upon our current three-class structure provided for in our bylaws.

                               CLASS II NOMINEES

     The following table sets forth the name, age and principal occupations for the persons indicated and other directorships of the nominees to Class II of the Board of Directors.

                                                                          CURRENT
                         NAME, AGE,                           DIRECTOR     TERM
           BUSINESS EXPERIENCE AND DIRECTORSHIPS               SINCE       ENDS*
           -------------------------------------              --------    -------
Kenneth E. Olson, age 64....................................    1988       2001
Mr. Olson served as Chairman of the Board of Directors (July
1984 to June 1994) and Chief Executive Officer (December
1990 to February 1996, and March 1997 to June 1998) of
Proxima Corporation, a supplier of display projection
systems for professional desktop computers. Mr. Olson
currently serves as a director of WD-40 Company.

                                                                          CURRENT
                         NAME, AGE,                           DIRECTOR     TERM
           BUSINESS EXPERIENCE AND DIRECTORSHIPS               SINCE       ENDS*
           -------------------------------------              --------    -------
Gerald J. Yakatan, Ph.D., age 58............................    1998       2001
Since March 1998, Dr. Yakatan has served as our President
and Chief Executive Officer. From July 1995 to March 1998,
Dr. Yakatan served as our Vice President of Drug Development on a half-time basis. Dr. Yakatan also currently serves as
Chairman of the Board of IriSys Research & Development, LLC,
a company founded by Dr. Yakatan in 1996 that specializes in contract drug formulation services. From 1990 to 1995, Dr.
Yakatan served as President and CEO of Tanabe Research
Laboratories, USA, Inc., an inflammation drug discovery
research and development company. Previously, Dr. Yakatan
held various positions over a seven-year span at
Warner-Lambert Co., including Vice President of Product
Development for the Pharmaceutical Research Division.
Dennis J. Carlo, Ph.D., age 57..............................    1998       2001
Dr. Carlo is a co-founder of Immune Response Corporation and has served as a director since 1987 and as its President and
Chief Executive Officer since 1994. From 1987 to 1994, Dr.
Carlo served as Chief Scientific Officer, Chief Operating
Officer and Executive Vice President at Immune Response
Corporation. From 1982 to 1987, Dr. Carlo served as Vice
President of Research and Development and Therapeutic
Manufacturing at Hybritech, Inc., a biotechnology company
acquired in 1986 by Eli Lilly & Co. Previously, Dr. Carlo
held various positions at Merck & Co., Inc. from 1971 to
1981. Currently, Dr. Carlo serves as a Director of
MicroGenomics, Inc.


---------------
* Expiration of term is based upon our current three-class structure provided for in our bylaws.

PROPOSAL 2(b) NOMINEES FOR ELECTION TO CLASS III IF PROPOSAL ONE IS NOT
APPROVED.

     The following table sets forth the name, age and principal occupations for the persons indicated and other directorships of the nominees to Class III of the Board of Directors.


                                                                          CURRENT
                         NAME, AGE,                           DIRECTOR     TERM
           BUSINESS EXPERIENCE AND DIRECTORSHIPS               SINCE       ENDS
           -------------------------------------              --------    -------
Kenneth E. Olson, age 64....................................    1988       2001
Mr. Olson served as Chairman of the Board of Directors (July
1984 to June 1994) and Chief Executive Officer (December
1990 to February 1996, and March 1997 to June 1998) of
Proxima Corporation, a supplier of display projection
systems for professional desktop computers. Mr. Olson
currently serves as a director of WD-40 Company.
Gerald J. Yakatan, Ph.D., age 58............................    1998       2001
Since March 1998, Dr. Yakatan has served as our President
and Chief Executive Officer. From July 1995 to March 1998,
Dr. Yakatan served as our Vice President of Drug Development on a half-time basis. Dr. Yakatan also currently serves as
Chairman of the Board of IriSys Research & Development, LLC,
a company founded by Dr. Yakatan in 1996 that specializes in contract drug formulation services. From 1990 to 1995, Dr.
Yakatan served as President and CEO of Tanabe Research
Laboratories, USA, Inc., an inflammation drug discovery
research and development company. Previously, Dr. Yakatan
held various positions over a seven-year span at
Warner-Lambert Co., including Vice President of Product
Development for the Pharmaceutical Research Division.
Dennis J. Carlo, Ph.D., age 57..............................    1998       2001
Dr. Carlo is a co-founder of Immune Response Corporation and has served as a director since 1987 and as its President and
Chief Executive Officer since 1994. From 1987 to 1994, Dr.
Carlo served as Chief Scientific Officer, Chief Operating
Officer and Executive Vice President at Immune Response
Corporation. From 1982 to 1987, Dr. Carlo served as Vice
President of Research and Development and Therapeutic
Manufacturing at Hybritech, Inc., a biotechnology company
acquired in 1986 by Eli Lilly & Co. Previously, Dr. Carlo
held various positions at Merck & Co., Inc. from 1971 to
1981. Currently, Dr. Carlo serves as a Director of
MicroGenomics, Inc.

VOTE REQUIRED

     In each class of directors up for election, the three nominees who receive the greatest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote thereon, will be elected as the directors for that class. Any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not impact the election of directors, except to the extent that the failure to vote for an individual will result in another individual receiving a larger proportion of the votes. Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, FOR the election of the above-listed director nominees.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                           THE NOMINEES LISTED ABOVE.

                                 PROPOSAL THREE

                      RATIFICATION OF INDEPENDENT AUDITORS
                           (ITEM 3 ON THE PROXY CARD)

     Our Board of Directors has selected Deloitte & Touche LLP as our independent auditors for the fiscal year ending September 30, 2001, and has further directed that we submit the selection of independent auditors for ratification by our shareholders at the annual meeting. The proposal to ratify the selection of the independent auditors is not required to be submitted for shareholder approval. However, if the shareholders do not ratify this selection, the Board of Directors will reconsider its selection of Deloitte & Touche LLP. Even if the selection is ratified, our Board of Directors may direct the appointment of a different independent accounting firm at any time during the year if the board determines that the change would be in the best interests of our company and our shareholders.

     Deloitte & Touche LLP has audited our financial statements annually since our inception. Its representatives are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

VOTE REQUIRED

     The Board of Directors is seeking ratification of its selection by the affirmative vote of a majority of the shares represented and voted at the annual meeting. In determining whether ratification has been obtained, abstentions are counted as votes against ratification while broker non-votes are not counted as votes for or against ratification.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL 2001.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership (as defined by Rule 13d-3 under the Securities Exchange Act of 1934) of our outstanding Class A Common Stock as of December 18, 2001 by: (i) each of our directors, director nominees and named executive officers; (ii) all of our current executive officers and directors as a group; and (iii) each person or "group" of persons (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own beneficially 5% or more of the outstanding shares or voting power of our voting securities. The table is based upon information supplied by directors, officers and principal shareholders. Unless otherwise indicated, each of the listed persons has sole voting and sole investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                AMOUNT AND             PERCENT OF
          NAME AND ADDRESS OF                    NATURE OF               CLASS A
          BENEFICIAL OWNER(1)             BENEFICIAL OWNERSHIP(2)    COMMON STOCK(3)
          -------------------             -----------------------    ---------------
Gerald J. Yakatan.......................           796,750                 1.4%
Dennis J. Carlo.........................            67,921                   *
Michael W. George.......................           116,504                   *
James B. Glavin.........................            54,036                   *
Edward L. Hennessy, Jr. ................            66,772                   *
Kenneth E. Olson........................           266,254                   *
Joseph E. Smith.........................           114,504                   *
James E. Berg...........................           287,005                   *
J. David Hansen.........................           249,136                   *
Gregory P. Hanson.......................           254,705                   *
All executive officers and directors as
  a group (eleven persons)..............         2,273,587                 3.8%

---------------
 *  less than one percent

(1) The address for all persons shown c/o AVANIR Pharmaceuticals, 11388 Sorrento Valley Road, Suite 200, San Diego, California 92121.

(2) No executive officer or director owns any shares of the Company's Class B Common Stock. Share holdings include: (i) 37,600 shares of Class A Common Stock and options to purchase 759,150 shares of Class A Common Stock held by Dr. Yakatan; (ii) options to purchase 67,921 shares of Class A Common Stock held by Dr. Carlo; (iii) 2,000 shares of Class A Common Stock and options to purchase 114,504 shares of Class A Common Stock held by Mr. George; (iv) 20,000 shares of Class A Common Stock and options to purchase 34,036 shares of Class A Common Stock held by Mr. Glavin; (v) options to purchase 66,772 shares of Class A Common Stock held by Mr. Hennessy; (vi) 63,414 shares of Class A Common Stock and options to purchase 202,840 shares of Class A Common Stock held by Mr. Olson; (vii) options to purchase 114,504 shares of Class A Common Stock held by Mr. Smith; (viii) 17,000 shares of Class A Common Stock and options to purchase 270,005 shares of Class A Common Stock held by Mr. Berg; (ix) 5,000 shares of Class A Common Stock and options to purchase 244,136 shares of Class A Common Stock held by Mr. Hansen; (x) 6,100 shares of Class A Common Stock and options to purchase 248,605 shares of Class A Common Stock held by Mr. Hanson; and (xi) 151,114 shares of Class A Common Stock and options to purchase 2,122,473 shares of Class A Common Stock held by all executive officers and directors as a group.

(3) Based upon 57,254,958 shares of Class A Common Stock outstanding as of December 18, 2000. The percentage ownership and voting power for each shareholder (or all directors and executive officers as a group), is calculated by assuming the exercise or conversion of all warrants, options and convertible securities exercisable or convertible within 60 days of December 18, 2000 held by a shareholder and the nonexercise and nonconversion of all other outstanding warrants, options and convertible securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all reports filed under Section 16(a).

     To the Company's knowledge, based solely on review of the copies of the reports furnished to the Company, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent shareholders were complied with in fiscal 2000.

BOARD MEETINGS AND COMMITTEES

     During fiscal 2000, our Board of Directors held eleven regular meetings and seven special meetings. Each director attended at least 75% of the meetings of the Board of Directors and any committees on which he may sit that were held on or after the initiation of his term as a director. During fiscal 2000, our Board of Directors had an executive committee, an audit committee, a compensation committee and a nominating committee.

     Our executive committee currently consists of Dr. Yakatan, as committee chairman, Dr. Carlo and Messrs. Hennessy and Glavin. Mr. Glavin replaced Mr. Rutland in November 2000, following Mr. Rutland's death. The executive committee did not hold any meetings during fiscal 2000. Our executive committee has authority from our Board of Directors to act on any matter except:

     - the approval of any action that requires shareholder approval under California law;

     - the filling of vacancies on our Board of Directors or on any committee of our Board of Directors;

     - the fixing of compensation for directors;

     - the adoption, amendment or repeal of any bylaw;

     - the amendment or appeal of any resolution of our Board of Directors that, by its terms, is not amendable or repealable;

     - any distribution to shareholders except at a rate or within a price range determined by our Board of Directors;

     - the appointment of other committees of our Board of Directors or its members; or

     - the termination of any officer.

     Our audit committee oversees our accounting and financial reporting policies and internal controls, reviews annual audit reports and management letters, makes recommendations to our Board of Directors regarding the appointment of independent auditors, and carries out a number of other responsibilities, as outlined in the Audit Committee Charter in Exhibit A. See also, "Report of Audit Committee." Our audit committee currently consists of Mr. Olson, as committee chairman, Mr. Glavin and Mr. George. Our audit committee held four meetings during fiscal 2000.

     Our compensation committee recommends to our Board of Directors the compensation of our directors and officers, oversees the administration of our stock option plans and performs other duties regarding compensation for employees and consultants as our Board of Directors may delegate from time to time. See also "Report of Compensation Committee on Executive Compensation." Our compensation committee currently consists of Dr. Carlo, as committee chairman, Mr. Glavin and Mr. Smith. Mr. Glavin replaced Mr. Rutland in November 2000, following Mr. Rutland's death. Our compensation committee held four meetings in fiscal 2000.

     Our nominating committee identifies and recommends to our Board of Directors candidates to fill vacancies on our Board of Directors due to resignation, term expiration or death. Our nominating committee currently consists of Mr. Glavin, as committee chairman, and Mr. Olson. Mr. Rutland served on the nominating committee until his death in October 2000. Our nominating committee held one meeting in fiscal 2000.

                             EXECUTIVE COMPENSATION

NON-EMPLOYEE DIRECTORS

     In order to conserve cash, the Company did not pay cash fees to our Board of Directors from July 1, 1999 to June 30, 2000. Previously, non-employee directors were paid a monthly retainer of $500 plus $1,500 for attendance at each regular meeting of the Board of Directors, and $250 for attendance at each annual meeting of shareholders and meetings of board committees on which any director serves. Committee chairpersons were paid an additional $500 for attendance at each committee meeting. The Chairman of the board was paid a monthly retainer $2,000.

     As an incentive to retain our directors during this period, the Company awarded the Chairman with option grants to purchase up to 100,000 shares of Class A Common Stock at a weighted average exercise price of $1.42 per share, and awarded each of the other non-employee directors with option grants to purchase up to 70,000 shares of Class A Common Stock at a weighted average exercise price of $1.53 per share.

     Of the Chairman's options, 70,000 were vested immediately, 20,000 vest daily over a two-year period and 10,000 vest annually over a three-year period. For all other non-employee director options, 40,000 were vested immediately, 20,000 vest daily over a two-year period, and 10,000 vest annually over a three-year period.

     On July 1, 2000, we resumed paying cash retainers to our directors. The Chairman of the Board is eligible to receive a monthly retainer of $5,000 and all other non-employee directors receive a quarterly retainer of $5,000.

COMPENSATION OF EXECUTIVE OFFICERS

     The following executive compensation information reflects all compensation awarded to, earned by, or paid to our Named Executive Officers for the fiscal years ended September 30, 2000, 1999 and 1998. The "Named Executive Officers" are: (i) our chief executive officer, and (ii) our other executive officers who received total salary and bonus for fiscal 2000 in excess of $100,000.

SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                            ANNUAL       COMPENSATION AWARDS
                                                         COMPENSATION   ---------------------
                                                         ------------   SECURITIES UNDERLYING
          NAME AND PRINCIPAL POSITION            YEAR     SALARY($)          OPTIONS(#)
          ---------------------------            ----     ---------     ---------------------
Gerald J. Yakatan(1)...........................  2000      316,442             510,000
  President and Chief Executive Officer          1999      300,000             300,000
                                                 1998      222,461              15,000
James E. Berg..................................  2000      134,808             150,000
  Vice President of Clinical Affairs and         1999      125,000             150,000
  Product Development                            1998      117,673              25,000
J. David Hansen(2).............................  2000      179,365             145,000
  Vice President of Sales and Marketing          1999      165,000             150,000
                                                 1998        3,173                  --
Gregory P. Hanson(3)...........................  2000      144,750             145,000
  Vice President and                             1999      110,000             150,000
  Chief Financial Officer                        1998       16,920                  --

---------------
(1) Dr. Yakatan joined the Company full-time in March 1998. For two pay periods in October 1999 and one pay period in November 1999, Dr. Yakatan received one-half his normal pay for a one-time salary reduction of $17,308. In March 2000, Dr. Yakatan's annual salary was increased to $375,000.

(2) Mr. Hansen was hired as Vice President, Sales and Marketing in September
    1998.

(3) Mr. Hanson was hired as Vice President, Finance and Chief Financial Officer in July 1998.

STOCK OPTION GRANTS

     The following table shows all individual grants of stock options to our Named Executive Officers during fiscal 2000.

                                                                                                   POTENTIAL
                                                                                              REALIZABLE VALUE AT
                                            PERCENT OF     WEIGHTED                             ASSUMED ANNUAL
                                           TOTAL OPTIONS    AVERAGE                          RATES OF APPRECIATION
                                            GRANTED TO     EXERCISE                           FOR OPTION TERMS(3)
                              OPTIONS      EMPLOYEES IN      PRICE                           ---------------------
          NAME             GRANTED(#)(1)    FISCAL YEAR    ($/SH)(2)    EXPIRATION DATES        5%         10%
          ----             -------------   -------------   ---------   -------------------   --------   ----------
Gerald J. Yakatan........     510,000           41%          $1.67     10/29/09 to 3/09/10   $771,601   $1,734,210
James E. Berg............     150,000           12%          $1.80     10/29/09 to 3/09/10   $244,620   $  549,599
J. David Hansen..........     145,000           12%          $1.85     10/29/09 to 3/09/10   $243,676   $  547,208
Gregory P. Hanson........     145,000           12%          $1.85     10/29/09 to 3/09/10   $243,676   $  547,208

---------------
(1) These options vest over three years, with one-third vesting on the first anniversary of the date of grant, and the remaining two-thirds vesting ratably during the next two years on a daily basis. Vesting may be accelerated and the options may be repriced at the discretion of our Board of Directors. In the event of a specified corporate transaction such as a dissolution, merger or other reorganization of our company in which more than 50% of our stock is exchanged, vesting on these options will accelerate unless the surviving corporation assumes the outstanding options, substitutes similar rights for outstanding options, or the options will continue.

(2) Ranges from 85% to 100% of market price on date of grant.

(3) The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term at this appreciated stock price.

OPTION EXERCISES IN FISCAL 2000

     Set forth below is information with respect to exercises of stock options by our named executive officers during fiscal 2000 and the fiscal year-end value of all unexercised stock options held by these persons.

  AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

                                                                              VALUE OF
                                       NUMBER OF OPTIONS HELD           IN-THE-MONEY OPTIONS
                                       AT FISCAL YEAR-END(#)          AT FISCAL YEAR-END($)(1)
                                    ----------------------------    ----------------------------
               NAME                 EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
               ----                 -----------    -------------    -----------    -------------
Gerald J. Yakatan.................    585,208         664,792       $3,768,960      $4,434,025
James E. Berg.....................    252,164         186,836        1,701,971       1,254,959
J. David Hansen...................    182,788         212,212        1,341,251       1,440,741
Gregory P. Hanson.................    187,256         207,744        1,369,104       1,406,638

---------------
(1) Based upon the closing sales price of our Common Stock of $8.25 quoted on The American Stock Exchange on September 29, 2000.

EMPLOYMENT CONTRACTS

     Dr. Yakatan's Employment Agreement. In March 1998, we entered into an employment agreement with Dr. Gerald J. Yakatan, our President and Chief Executive Officer. Dr. Yakatan's employment agreement provides that Dr. Yakatan's employment with us is "at-will" and provides for an annual base salary and a discretionary incentive bonus. Until March 2000, Dr. Yakatan's initial base salary was $300,000, at which time it was increased to $375,000. See also, "Report of Compensation Committee on Executive Compensation." Upon signing his employment agreement, Dr. Yakatan was granted an option to purchase up to 300,000 shares of Class A Common Stock (the "Initial Grant") at an exercise price of $1.8125 (the fair market value of our Class A Common Stock on the date of the grant). The Initial Grant was exercisable immediately with respect to 100,000 shares, with the remainder of the option grant vesting in four equal annual increments of 50,000 per year on the anniversary date of Dr. Yakatan's employment, commencing on March 4, 1999.

     In the event of a "change of control termination" in the first three years of Dr. Yakatan's employment, or in the event Dr. Yakatan is otherwise terminated without cause as defined in his employment agreement, Dr. Yakatan is eligible for severance in an amount equal to 12 months of base salary paid over a 12 month period and 12 month's accelerated vesting of the Initial Grant, in exchange for a release of all claims.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

     License Agreement with IriSys Research and Development, LLC. On August 1, 2000, we entered into an agreement with IriSys Research and Development, LLC ("IriSys") to sublicense the exclusive worldwide rights to a patented drug combination, internally designated as AVP-923, to treat multiple central nervous system disorders. Our license agreement includes rights to the patented technology and know-how for the development and potential marketing of products for treatments of emotional lability, which is a condition associated with neurodegenerative diseases, neuropathic pain, and chronic cough. The license agreement contains no up-front payments, but requires certain milestone payments in the following two instances for each indication:

     - If the FDA accepts the filing of a new drug application and

     - If the FDA approves the new drug application for marketing.

     Further, we are required to pay royalties to IriSys based on a percent of sales revenue if we market any product ourselves. If we license a product to someone else, we are required to split any revenues that we receive with IriSys. The agreement calls for certain minimum sales levels to be achieved in order for AVANIR to maintain exclusivity of the marketing rights in the licensed territories.

     Dr. Yakatan, president and chief executive officer of AVANIR, is a founder, chairman and a majority shareholder of IriSys. Except for providing relevant information regarding AVP-923 and responding to various questions, Dr. Yakatan did not participate in the Board of Directors' deliberations on this matter. No fees were paid to IriSys in connection with this matter during fiscal 2000. The Company believes that the terms of the license agreement with IriSys are no less favorable to the Company than those that could have been obtained from an unrelated party.

     Research and Development. On June 2, 1999, we entered into an agreement for services with IriSys to develop formulations for a potential drug substance candidate using our allergy and asthma technology. IriSys' fees for services compared favorably to competitive bids submitted to us at that time. During fiscal 2000 and fiscal 1999, the Company paid IriSys $101,197 and $81,400, respectively, for services rendered pursuant to this agreement.

     Loan by Certain Members of Our Board of Directors. On October 21, 1999, several members of our Board of Directors loaned an aggregate of $75,000 to the Company for use as working capital. These loans accrued interest at the prime rate as reported in the Wall Street Journal, and were due upon the earlier of the date that we raised an aggregate of $2 million in financing or 90 days. On January 17, 2000, the Company repaid the principal and all accrued interest, which amounted to $1,558.

COMPENSATION COMMITTEE INTERLOCKS AND INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2000, the Company's compensation committee consisted of Dr. Carlo and Messrs. Glavin and Smith. No member of the compensation committee was, at any time during fiscal 2000 or at any other time, an officer or employee of the Company. There are no compensation committee interlocks between the Company and any other entities involving our executive officers and board members who serve as executive officers or board members of such entities.

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The compensation committee recommends to our Board of Directors compensation for our directors and officers and oversees the administration of our stock option plans. All decisions of the compensation committee relating to compensation of our executive officers are reviewed and approved by our entire Board of Directors, except compensation deliberations and decisions relating to the compensation of the Chief Executive Officer, which must be approved by a majority of our non-employee directors.

COMPENSATION POLICY

     Our executive compensation policy is designed to establish an appropriate relationship between executive pay and: (i) annual performance, (ii) long-term growth objectives, and (iii) ability to attract and retain qualified executive officers. The compensation committee attempts to achieve these goals by integrating on an individualized basis competitive annual base salaries with stock options through our stock option plans and otherwise. The compensation committee believes that cash compensation in the form of salary and bonus provides our executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options better aligns the objectives of management with those of our shareholders with respect to our long-term performance and success. The compensation committee generally takes into consideration a variety of subjective and objective factors in determining the compensation package for our executive officers, including how compensation compares to that paid by competing companies and the responsibilities and performance by each executive and our company as a whole. In making its determinations, the compensation committee attempts to address the unique challenges that are present in the biotechnology industry in which we compete against a number of public and private companies with respect to attracting and retaining executives and other key employees.

     The compensation committee has relied heavily on the equity/option position of executives as an important mechanism to retain and motivate executives and key employees while at the same time aligning the interests of the executives with the interests of our shareholders generally. The compensation committee believes that option grants are instrumental in motivating employees to meet our future goals. By working to increase the Company's value, one of our primary performance goals is met and our executives are likewise compensated through option value.

     In considering compensation levels and stock option grants for fiscal 2000, the compensation committee reviewed the annual performance of executive officers and compared the Company's executive officer compensation to a group of peer companies. The compensation committee also took note of the fact that the Company's executive officers had not been awarded any salary increases for a period ranging from one and one-half to two years. Based on the committee's reviews of individual and Company performance and compensation comparisons, the committee recommended, and the Board of Directors approved, permanent salary increases and stock option grants to all executive officers. See "Summary Compensation Table." The Company did not award any cash bonuses in fiscal 2000 to its executive officers.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Dr. Yakatan's employment agreement provides for an initial annual base salary of $300,000. In an effort to conserve capital, Dr. Yakatan agreed to receive only one half of his monthly salary in October and a portion of November of 1999, resulting in an aggregate one-time pay reduction of $17,308. In March 2000, the compensation committee recommended an increase to Dr. Yakatan's base salary.

     In recommending this increase, the compensation committee noted that Dr. Yakatan's base salary had not increased for two years and that Dr. Yakatan had agreed to cuts in salary as a cost-saving measure. To reward Dr. Yakatan for his performance, and to keep his compensation levels competitive with those offered at peer companies, the non-employee members of the Board of Directors approved an increase in Dr. Yakatan's base salary to $375,000. The committee also recommended, and the outside members of the Board of Directors approved, the grant of stock option awards to purchase up to 510,000 shares of Class A Common Stock at a weighted average exercise price of $1.67 per share. Dr. Yakatan was not awarded a cash bonus in fiscal 2000.

                                          Compensation Committee
                                          Dennis J. Carlo, Ph.D., Chairman
                                          James B. Glavin
                                          Joseph E. Smith

                                          December 27, 2000

                         REPORT OF THE AUDIT COMMITTEE

     In fiscal 2000, the audit committee revised and expanded the Company's Audit Committee Charter to include the revised requirements of The American Stock Exchange ("AMEX") issued in 2000. As part of the expanded and revised charter, the audit committee considered and included many of the recommendations of the 1999 Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees, sponsored by the New York Stock Exchange and the National Association of Securities Dealers. The revised and expanded Company Audit Committee Charter is attached as Exhibit A to this proxy statement. The Audit Committee Charter includes organization and membership requirements, a statement of policy and the committee's authority and responsibilities. All members of the audit committee currently meet the independence and qualification standards set forth in the AMEX listing standards.

     The audit committee conducted four meetings with management and the independent auditors in fiscal 2000. In the course of these discussions, the audit committee and independent auditors discussed the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting. This discussion included issues such as the clarity of the Company's financial disclosures and degree of aggressiveness or conservatism of the Company's accounting principles, and underlying estimates and other significant decisions made by management in preparing the financial disclosure and reviewed by the outside auditors, as required by Statement on Auditing Standards ("SAS") No. 61. Additionally, the audit committee reviewed and discussed the audited financial statements with management. The Company received from the independent auditors written assurances regarding independence of the auditors. Based on the foregoing, the audit committee recommended to the Board of Directors that the Company's audited financial statements for fiscal 2000 be included in the Company's annual report on Form 10-K for fiscal 2000.

                                          Audit Committee
                                          Kenneth E. Olson, Chairman
                                          Michael W. George
                                          James B. Glavin

                                          December 27, 2000

                               PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on our Class A Common Stock from September 30, 1995 to September 30, 2000 with the cumulative total return of the NASDAQ Stock Market (U.S.) Index, The American Stock Exchange ("AMEX") Market Value Index, the NASDAQ Pharmaceutical Index, and the AMEX Biotechnology Index over the same period. This Comparison of five-year cumulative total return assumes that $100 was invested in our Class A Common Stock and in each index on September 30, 1995. The total return for our Class A Common Stock and the indices used assumes the reinvestment of all dividends. No dividends were declared on our Class A Common Stock during this period.

                              [PERFORMANCE GRAPH]

                            CUMULATIVE TOTAL RETURN

--------------------------------------------------------------------------------
                        9/95      9/96      9/97      9/98      9/99      9/00
--------------------------------------------------------------------------------
 Avanir
  Pharmaceuticals(1)     100        37        51        23         6       168
 NASDAQ Stock Market
  (U.S.)                 100       119       163       166       270       359
 NASDAQ
  Pharmaceutical         100       121       135       116       196       420
 AMEX Market Value       100       102       128       120       154       191
 AMEX Biotechnology      100       118       121       148       321       652
--------------------------------------------------------------------------------

---------------
(1) Before November 20, 1998, we operated under the name LIDAK Pharmaceuticals and traded on the Nasdaq National Market under the symbol LDAKA. On November 25, 1998, our trading symbol became AVNR. On September 20, 1999, our stock began trading on the OTC Bulletin Board. On April 6, 2000, our stock began trading on The American Stock Exchange under the symbol AVN.

                                 OTHER BUSINESS

     We know of no other matters to be submitted at the annual meeting. If any other matters are properly brought before the annual meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment. In order for any shareholder to nominate a candidate or to submit a proposal for other business to be acted upon at the annual meeting, he or she must provide written notice to our corporate secretary no later than 5:00 p.m., January 31, 2001 in the form prescribed by our bylaws.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be included in next year's annual meeting proxy materials must be received by the Secretary of the Company no later than November 15, 2001. The form and substance of these proposals must satisfy the requirements established by the Company's bylaws and the SEC.

     Shareholders who intend to present a shareholder proposal at next year's annual meeting must provide the Secretary of the Company with written notice of the proposal between 60 and 120 days prior to the date of the 2002 annual meeting of shareholders, provided, however, that if the Company provides less than 70 days' notice or public disclosure of the date of the 2002 annual meeting, notice of the proposed shareholder action must be received no later than the close of business on the 10th day following such amendment or disclosure. Notice must be tendered in the proper form prescribed by the Company's bylaws.

                                 ANNUAL REPORT

     The Company's annual report to shareholders for the fiscal year ended September 30, 2000, including audited financial statements, accompanies this proxy statement. Copies of the Company's annual report on Form 10-K for fiscal 2000 and the exhibits thereto are available from the Company without charge upon written request of a shareholder. Copies of these materials are also available online through the Securities and Exchange Commission at www.sec.gov.

     Each shareholder is urged to complete, date, sign and promptly return the enclosed proxy card.

                                          By Order of the Board of Directors,

                                          /s/ GREGORY P. HANSON
                                          GREGORY P. HANSON
                                          Secretary

San Diego, California

                                                                       EXHIBIT A

                             AVANIR PHARMACEUTICALS
                            AUDIT COMMITTEE CHARTER

     AVANIR Pharmaceuticals maintains a committee of the Board of Directors known as the audit committee, which is composed of directors who are independent of the management of the company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. The committee members must meet the audit committee's membership requirements, follow its statement of policy, and shall have the authorities and responsibilities as described below.

ORGANIZATION AND MEMBERSHIP REQUIREMENTS

     The audit committee shall consist of a minimum of three members of the Board of Directors of the company, who are independent for the purposes of service on the audit committee. Members shall be considered independent if they have no relationship to the company that may interfere with the exercise of their independence from management and the company and provided they meet the tests of "independent" as defined in Amex's Bulletin dated January 20, 2000. Each of the audit committee members must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. The audit committee's members must be willing and able to investigate accounting or other matters, as needed. At least one independent director must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, business partners, suppliers, service providers, and investment community relating to the corporate accounting, reporting practices, and the quality and integrity of the financial reports of the company. In so doing, the audit committee shall have the responsibility to maintain free and open communication among the directors, the independent auditors, and the financial management of the company.

AUTHORITY AND RESPONSIBILITIES

     In carrying out its responsibilities, the audit committee will:

     - Evaluate and recommend the outside auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries. As part of such evaluation process, the audit committee shall request and evaluate a formal written statement from the outside auditors delineating all relationships between the auditor and the company to verify the independence of the outside auditor.

     - Meet with the independent auditors and financial management of the company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     - Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit and make recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

     - Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     - Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

     - Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

     - Review accounting and financial personnel and succession planning within the department.

     - Annually review the chief executive officer's expense accounts.

     - Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each audit committee meeting with, the Board of Directors.

     - Investigate any matter brought to the audit committee's attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     - Review the audit committee charter annually and update as necessary, giving consideration to additional responsibilities which may be recommended or imposed from time-to-time by The American Stock Exchange, AICPA and the SEC, through listing and reporting requirements for companies and auditing requirements for auditors.

     - Provide a periodic letter, not less than once every three years, to the shareholders on behalf of the audit committee that describes in some depth the audit committee's charter and audit committee's role with the financial statements.

     - Include a statement that the audit committee believes that the company's financial statements are in accordance with accounting principles generally accepted in the United States of America, based on the audit committee's review and discussion with both management and the independent auditor.

                             AVANIR PHARMACEUTICALS

                      11388 Sorrento Valley Road, Suite 200
                           San Diego, California 92121

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints Gerald J. Yakatan and Gregory P. Hanson, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of AVANIR Pharmaceuticals to be held at the Company's offices at 11388 Sorrento Valley Road, Suite 200, San Diego, California 92121, on Thursday, March 15, 2001, at 9:00 a.m., local time, and at any adjournments thereof, and to vote as designated.

This proxy, when properly executed, will be voted in the manner you direct. If no direction is made, your proxy will be voted:

- "FOR" AN AMENDMENT TO THE COMPANY'S BYLAWS TO REDUCE THE NUMBER OF CLASSES OF DIRECTORS FROM THREE TO TWO AND TO SHORTEN THE TERM OF EACH DIRECTOR FROM THREE YEARS TO TWO YEARS.

-   "FOR" THE ELECTION OF THE COMPANY'S NOMINEES TO THE BOARD OF DIRECTORS.

- "FOR" RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2001.

               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.


                      YOUR VOTE IS IMPORTANT! PLEASE VOTE.

                           (Continued on reverse side)

Vote On Directors*

PROPOSAL 2(a)  ELECT DIRECTORS TO CLASS I AND CLASS II


               Class I Nominees                     Class II Nominees
               ----------------                     -----------------
               01) Michael W. George                04) Dennis J. Carlo, Ph.D.
               02) James B. Glavin                  05) Kenneth E. Olson
               03) Edward L. Hennessy               06) Gerald J. Yakatan, Ph.D.

PROPOSAL 2(b)  ELECT DIRECTORS TO CLASS III


               Class III Nominees
               ------------------
               07) Kenneth E. Olson
               08) Gerald J. Yakatan, Ph.D.
               09) Dennis J. Carlo, Ph.D.

               [ ] For All         [ ] Withhold All         [ ] For All Except

               To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

                       ---------------------------------

Vote On Proposals

PROPOSAL 1     TO AMEND THE COMPANY'S BYLAWS TO REDUCE THE NUMBER OF CLASSES
               OF DIRECTORS FROM THREE TO TWO AND TO SHORTEN THE TERM OF EACH
               DIRECTOR FROM THREE YEARS TO TWO YEARS.

               [ ]  Vote For                [ ]  Vote Against       [ ]  Abstain

PROPOSAL 3     RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

               [ ]  Vote For                [ ]  Vote Against       [ ]  Abstain

and to vote on such other business as may properly come before the meeting.


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

* If Proposal 1 is approved, your vote for Proposal 2(a) will count and 2(b) will be disregarded. If Proposal 1 is defeated, your vote for Proposal 2(b) will count and 2(a) will be disregarded.

If you plan on attending the meeting, please check box to the right. [ ]


Date:  ___________________________           Date:  ___________________________



___________________________________          ___________________________________
Signature of Shareholder(s)                  Signature of Shareholder(s)







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